SEVEN HILLS
                               MERCHANT BANKERS

May 19, 2005
Board of Directors
IQ Biometrix, Inc.
2000 Bridge Parkway, Suite 201
Redwood Shores, CA 94065

       Re: AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-4 OF IQ BIOMETRIX, INC. FILED ON MAY ___, 2005 (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

Reference is made to our opinion letter, dated May 11, 2004, with respect to the fairness from a financial point of view of the consideration to be paid by IQ Biometrix, Inc. (the "Company") pursuant to the Agreement and Plan of Merger dates as of April 14, 2004 between the Company and Wherify Wireless, Inc.

The opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included or in referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company had determined to include our opinion in the above referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the headings "Summary--Fairness Opinion of Seven Hills," "The Merger--Opinion of Seven Hills Partners LLC," and "Appendix F--Seven Hills Partners LLC Opinion," and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement (including subsequent amendment to the Registration Statement), proxy statement or any other document, except in accordance with out prior written consent. In giving such consent, we do not admit or acknowledge that we within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Sincerely,

SEVEN HILLS PARTNERS LLC
/s/ Seven Hills Partners LLC
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                            SEVEN HILLS GROUP LLC
                   88 KEARNY STREET SAN FRANCISCO, CA 94108
                   TEL: (415) 869-6200 FAX: (415) 869-6262